Exhibit 99.1

October 24, 2023

PACWEST BANCORP ANNOUNCES RESULTS FOR THE THIRD QUARTER 2023

FOR IMMEDIATE RELEASE

THIRD Quarter 2023 Highlights

●	Net loss available to common stockholders of $33.3 million, or a loss of $0.28 per diluted share

●	Pending merger with Banc of California, Inc. is on track with all regulatory approvals received and is expected to close on or about November 30, 2023

●	The Bank put in place a large liquidity base to cautiously navigate the end of the first quarter of 2023 through the third quarter of 2023. The excess borrowings, including $1.4 billion of brokered deposits (at a rate of 5.19%) and the $1.3 billion repurchase agreement facility (at a rate of 8.50%), are expected to roll off in the fourth quarter of 2023. We believe this will accelerate the Bank’s return to more normalized funding levels and improved profitability, with significantly lower interest and FDIC insurance expenses

●	We continue to execute on our profitability initiatives by optimizing resources, contracts, facilities, and processes, the benefits of which we anticipate realizing in the quarters ahead. Third quarter noninterest expense had notable movement, with compensation expense down 14% over the prior quarter to $71.6 million, with a higher than usual FDIC insurance expense that we expect will normalize over time, and with $9.9 million of non-recurring merger-related costs

●	Adjusted loss available to common stockholders of $37.3 million and adjusted diluted loss per common share of $0.31, which exclude the effect of $9.9 million of merger-related costs related to the pending merger with Banc of California, Inc. and a $14.5 million credit related to a legal settlement gain (see GAAP to non-GAAP reconciliation financial tables at the end of this press release)

●	Allowance for loan and lease losses ratio increased from 0.98% to 1.01%

●	Third quarter results were marked by enhanced capital and liquidity

●	All capital ratios increased from June 30, 2023, with CET1 increasing from 11.16% to 11.23%

●	Immediately available liquidity (on-balance sheet liquidity and unused borrowing capacity) of $16.7 billion, with $5.9 billion of available cash on hand at September 30, 2023

●	Community Banking deposits grew by 2% in the quarter as a result of strategic efforts to attract and retain customers

●	Brokered deposits continue to mature, with balances decreasing by $1.9 billion in the quarter. $1.4 billion more are scheduled to mature in the fourth quarter of 2023

●	The repurchase agreement facility interest expense was $35 million in the quarter and the facility will be repaid in December 2023

CEO COMMENTARY

Paul Taylor, President and CEO, commented, “The integration planning for our merger with Banc of California, Inc. continues to progress very well. We expect the closing of the merger to occur on or about November 30, 2023, subject to receipt of stockholder approvals. We all look forward to completing the merger so we can begin to execute on a successful business plan for the combined company that we expect will drive significant value for PacWest’s stockholders, customers, communities, and employees.”

Mr. Taylor concluded, “As we work toward the completion of the merger, our primary strategic focus is adding new deposit customers and continuing to provide outstanding customer service to our existing customers. Our credit quality continues to be stable. Our funding profile improved in the third quarter as we strategically reduced higher-cost brokered deposits and we are pleased to see growth in the Community Bank return. We strategically put in place a high-cost liquidity buffer over the past few quarters to safely navigate the turmoil in the regional banking market. We created this buffer by selling loans and adding customer deposits and wholesale funding. We expect our profitability to improve as we continue to wind down wholesale funding, benefit from lower FDIC insurance expense, and execute on our profitability initiatives.”

FINANCIAL HIGHLIGHTS

	At or For the			At or For the
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	Increase	September 30,		Increase
Financial Highlights	2023	2023	(Decrease)	2023	2022	(Decrease)
	(Dollars in thousands, except per share amounts)
Net (loss) earnings available to common stockholders	$(33,291)	$(207,361)	$174,070	$(1,446,023)	$364,712	$(1,810,735)
Diluted (loss) earnings per common share	$(0.28)	$(1.75)	$1.47	$(12.23)	$3.04	$(15.27)
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR") (1)	$(26,566)	$(262,443)	$235,877	$(169,613)	$514,917	$(684,530)
Return on average assets	(0.24)%	(1.84)%	1.60	(4.60)%	1.24%	(5.84)
PPNR return on average assets (1)	(0.28)%	(2.45)%	2.17	(0.55)%	1.71%	(2.26)
Return on average tangible common equity (1)	(6.33)%	(37.62)%	31.29	(8.49)%	22.90%	(31.39)

Yield on average loans and leases (tax equivalent)	5.54%	6.08%	(0.54)	5.95%	4.82%	1.13
Cost of average total deposits	2.98%	2.62%	0.36	2.50%	0.32%	2.18
Net interest margin ("NIM") (tax equivalent)	1.45%	1.82%	(0.37)	2.07%	3.52%	(1.45)
Efficiency ratio	108.5%	527.0%	(418.5)	123.5%	50.2%	73.3

Total assets	$36,877,833	$38,337,250	$(1,459,417)	$36,877,833	$41,404,592	$(4,526,759)
Loans and leases held for investment, net of deferred fees	$21,920,946	$22,258,210	$(337,264)	$21,920,946	$27,660,041	$(5,739,095)
Noninterest-bearing demand deposits	$5,579,033	$6,055,358	$(476,325)	$5,579,033	$12,775,756	$(7,196,723)
Interest-bearing deposits	$21,019,648	$21,841,725	$(822,077)	$21,019,648	$21,420,116	$(400,468)
Total deposits	$26,598,681	$27,897,083	$(1,298,402)	$26,598,681	$34,195,872	$(7,597,191)

As percentage of total deposits:
Noninterest-bearing demand deposits	21%	22%	(1)	21%	37%	(16)
Interest-bearing deposits	79%	78%	1	79%	63%	16

Equity to assets ratio	6.51%	6.61%	(0.10)	6.51%	9.36%	(2.85)
Common equity tier 1 capital ratio	11.23%	11.16%	0.07	11.23%	8.56%	2.67
Tier 1 capital ratio	13.84%	13.70%	0.14	13.84%	10.46%	3.38
Total capital ratio	17.83%	17.61%	0.22	17.83%	13.43%	4.40
Tangible common equity ratio (1)	5.09%	5.24%	(0.15)	5.09%	4.85%	0.24
Tangible book value per common share (1)	$15.64	$16.71	$(1.07)	$15.64	$16.11	$(0.47)

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

NET INTEREST INCOME

Net interest income decreased by $55.3 million to $130.7 million for the third quarter of 2023 compared to $186.1 million for the second quarter of 2023 due mainly to lower interest income on loans and leases and higher interest expense on deposits, offset partially by lower interest expense on borrowings. Interest income on loans and leases decreased by $98.6 million in the third quarter of 2023 due to a $4.8 billion decrease in the average balance of loans and leases and a 54 basis points decrease in the tax equivalent yield on loans and leases compared to the second quarter of 2023. The tax equivalent yield on loans and leases was 5.54% in the third quarter of 2023 compared to 6.08% in the second quarter of 2023. The decrease in the tax equivalent yield on loans and leases was due primarily to lower levels of higher-yielding Civic and construction loans. Interest expense on deposits increased by $27.2 million in the third quarter of 2023 due mainly to increased market rates that contributed to a 36 basis points increase in the cost of total deposits. Interest expense on borrowings decreased by $66.7 million due mainly to a $5.1 billion decrease in the average balance. Interest expense on the repurchase agreement facility is at 8.50% and totaled $35 million in the third quarter. This interest expense will decrease in the fourth quarter, as we intend to pay off this borrowing in mid-December with existing balance sheet liquidity, and be eliminated by the first quarter of 2024.

The tax equivalent NIM was 1.45% for the third quarter of 2023 compared to 1.82% for the second quarter of 2023. The decrease in the NIM was due mainly to the lower yield on loans and leases and a higher cost of total deposits.

The cost of total deposits was 2.98% for the third quarter of 2023 compared to 2.62% for the second quarter of 2023 due mainly to higher market interest rates.

PROVISION FOR CREDIT LOSSES

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Provision for Credit Losses	2023	2023	(Decrease)
	(In thousands)
Addition to allowance for loan and lease losses	$8,000	$40,000	$(32,000)
Reduction in reserve for unfunded loan commitments	(8,000)	(38,000)	30,000
Total loan-related provision	-	2,000	(2,000)
Addition to allowance for held-to-maturity securities	-	-	-
Total provision for credit losses	$-	$2,000	$(2,000)

There was no provision for credit losses for the third quarter of 2023 compared to $2.0 million for the second quarter of 2023. The provision for the third quarter of 2023 reflected an addition to the allowance for loan and lease losses, primarily due to an increase in qualitative reserves for loans secured by office properties, which was offset by a reduction in the reserve for unfunded commitments due to lower unfunded commitments. The provision for the second quarter of 2023 reflected the impact of an updated economic forecast, higher net charge-offs and higher reserves for downgraded loans largely offset by lower reserves needed for lower loan and unfunded commitment balances.

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Income	2023	2023	(Decrease)
	(In thousands)
Service charges on deposit accounts	$4,018	$4,315	$(297)
Other commissions and fees	7,641	11,241	(3,600)
Leased equipment income	14,554	22,387	(7,833)
Loss on sale of loans and leases	(1,901)	(158,881)	156,980
Dividends and gains on equity investments	3,837	2,658	1,179
Warrant loss	(88)	(124)	36
LOCOM HFS adjustment	307	(11,943)	12,250
Other income	15,440	2,265	13,175
Total noninterest income (loss)	$43,808	$(128,082)	$171,890

Noninterest income increased by $171.9 million to an income of $43.8 million for the third quarter of 2023 compared to a loss of $128.1 million for the second quarter of 2023 due primarily to a $157.0 million decrease in the loss on sale of loans and leases, the $12.3 million increase in the lower of cost or market held for sale (“LOCOM HFS”) adjustment and a $13.2 million increase in other income, partially offset by a $7.8 million decrease in leased equipment income and a $3.6 million decrease in other commissions and fees. The decrease in the loss on sale of loans and leases was due to the $158.9 million of losses recorded in the second quarter of 2023 related to the sale of three significant non-core loan portfolios. The increase in the LOCOM HFS adjustment was due to the negative $11.9 million LOCOM adjustment made in the second quarter of 2023 related to the $478.1 million of loans held for sale at June 30, 2023. The increase in other income is primarily due to a $14.5 million recovery of a prior year legal settlement. The decrease in leased equipment income was due primarily to lower early lease termination gains and rental income compared to the second quarter of 2023. The decrease in other commissions and fees was due primarily to lower loan-related fee income and lower customer success fees.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Expense	2023	2023	(Decrease)
	(In thousands)
Compensation	$71,642	$82,881	$(11,239)
Occupancy	15,293	15,383	(90)
Data processing	11,104	10,963	141
Other professional services	5,597	9,973	(4,376)
Insurance and assessments	38,298	25,635	12,663
Intangible asset amortization	2,389	2,389	-
Leased equipment depreciation	8,333	9,088	(755)
Foreclosed assets (income) expense, net	(609)	2	(611)
Customer related expense	26,971	27,302	(331)
Loan expense	4,243	5,245	(1,002)
Other	7,917	119,182	(111,265)
Acquisition, integration and reorganization costs	9,925	12,394	(2,469)
Total noninterest expense	$201,103	$320,437	$(119,334)

Noninterest expense decreased by $119.3 million to $201.1 million in the third quarter of 2023 compared to $320.4 million in the second quarter of 2023 due primarily to a decrease of $111.3 million in other expense and a decrease of $11.2 million in compensation expense, offset partially by a $12.7 million increase in insurance and assessments expense. The decrease in other expense was due mainly to $106.8 million of unfunded commitments fair value loss adjustments in the second quarter of 2023. The decrease in compensation expense was due mostly to lower salary expense, stock compensation, and commissions expense. The increase in insurance and assessments was due primarily to higher FDIC assessment expense attributable to an increased assessment rate due to lower core earnings and lower core deposits.

Income Taxes

The effective income tax rate was 12.1% for the third quarter of 2023 compared to 25.3% for the second quarter of 2023. The decrease from the second quarter of 2023 was due primarily to higher disallowed FDIC assessment expense in the third quarter of 2023.

BALANCE SHEET HIGHLIGHTS

Deposits and Client Investment Funds

The following tables present the composition of our deposit portfolio as of the dates indicated:

	September 30, 2023		June 30, 2023		September 30, 2022
		% of		% of		% of
Deposits By Account Type	Balance	Total	Balance	Total	Balance	Total
	(Dollars in thousands)
Noninterest-bearing	$5,579,033	21%	$6,055,358	22%	$12,775,756	37%
Interest-bearing:
Transaction (NOW)	7,038,808	27%	7,112,807	26%	7,070,021	21%
Money market	5,424,347	20%	5,678,323	20%	10,440,202	30%
Savings	1,441,700	5%	897,277	3%	640,875	2%
Time deposits (1)	7,114,793	27%	8,153,318	29%	3,269,018	10%
Total interest-bearing	21,019,648	79%	21,841,725	78%	21,420,116	63%
Total deposits	$26,598,681	100%	$27,897,083	100%	$34,195,872	100%

(1) Includes time deposits over $250,000 of $979.1 million, $853.4 million, and $1.0 billion at September 30, 2023, June 30, 2023,and September 30, 2022, respectively.

	September 30, 2023		June 30, 2023		September 30, 2022
		% of		% of		% of
Deposits By Customer Type	Balance	Total	Balance	Total	Balance	Total
	(Dollars in thousands)
Noninterest-bearing	$5,579,033	21%	$6,055,358	22%	$12,775,756	37%
Interest-bearing:
Consumer and commercial:
Reciprocal	7,839,052	30%	7,935,479	29%	3,916,768	11%
Non-reciprocal	7,442,635	27%	6,257,971	22%	13,645,111	41%
Brokered	5,737,961	22%	7,648,275	27%	3,858,237	11%
Total interest-bearing	21,019,648	79%	21,841,725	78%	21,420,116	63%
Total deposits	$26,598,681	100%	$27,897,083	100%	$34,195,872	100%

Total deposits decreased by $1.3 billion or 4.7% in the third quarter of 2023 due primarily to the $1.9 billion strategic reduction of higher-cost brokered deposits, partially offset by growth in customer deposits. At September 30, 2023, noninterest-bearing deposits totaled $5.6 billion or 21% of total deposits and interest-bearing deposits totaled $21.0 billion or 79% of total deposits.

The following table presents the composition of our deposit portfolio by division as of the dates indicated:

	September 30, 2023		June 30, 2023
		% of		% of	Increase
Deposits By Division	Balance	Total	Balance	Total	(Decrease)
	(Dollars in thousands)
Community Banking	$14,631,092	55%	$14,353,851	51%	$277,241
Venture Banking	5,662,435	21%	5,764,220	21%	(101,785)
Brokered/Other	6,305,154	24%	7,779,012	28%	(1,473,858)
Total deposits	$26,598,681	100%	$27,897,083	100%	$(1,298,402)

As of September 30, 2023, FDIC-insured deposits represented approximately 81% of total deposits and FDIC-insured venture-specific deposits accounted for approximately 90% of total venture-specific deposits. The Bank’s spot deposit rate increased from 2.71% at June 30, 2023 to 2.97% at September 30, 2023.

In addition to deposit products, we also offer alternative, non-depository cash investment options for select clients. These alternative options include investments managed by Pacific Western Asset Management Inc. (“PWAM”), our registered investment advisor subsidiary, and third-party sweep products. Total off-balance sheet client investment funds decreased from $0.8 billion as of June 30, 2023 to $0.7 billion at September 30, 2023, of which $0.3 billion was managed by PWAM.

BORROWINGS

The following table presents the composition of our borrowings as of the dates indicated:

	September 30, 2023		June 30, 2023
		Weighted		Weighted
		Average		Average	Increase
Borrowing Type	Balance	Rate	Balance	Rate	(Decrease)
	(Dollars in thousands)
FHLB secured advances	$-	-	$-	-	$-
Bank Term Funding Program	4,910,000	4.38%	4,910,000	4.38%	-
Repurchase agreement (1)	1,260,743	8.50%	1,324,273	8.50%	(63,530)
Credit-linked notes	123,782	16.00%	123,065	15.77%	717
Total borrowings	$6,294,525	5.43%	$6,357,338	5.46%	$(62,813)

(1) Balance is net of unamortized issuance costs of $10.9 million and $4.8 million of accrued exit fees. Rate calculation does not include the effects of issuance costs and exit fees.

The $62.8 million decrease in borrowings in the third quarter of 2023 was due mainly to paydowns of the repurchase agreement facility. Available borrowing capacity was approximately $10.8 billion at September 30, 2023.

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended		Nine Months Ended
Roll Forward of Loans and Leases Held	September 30,	June 30,	September 30,
for Investment, Net of Deferred Fees	2023	2023	2023
	(Dollars in thousands)
Balance, beginning of period	$22,258,210	$25,672,381	$28,609,129
Additions:
Production	81,402	189,201	739,274
Disbursements	1,495,471	1,143,347	4,261,716
Total production and disbursements	1,576,873	1,332,548	5,000,990
Reductions:
Payoffs	(1,245,502)	(942,962)	(3,210,116)
Paydowns	(663,939)	(817,033)	(2,446,509)
Total payoffs and paydowns	(1,909,441)	(1,759,995)	(5,656,625)
Sales	(15,617)	(3,038,672)	(3,286,087)
Transfers to foreclosed assets	(6,725)	(6,657)	(15,950)
Charge-offs	(6,695)	(31,708)	(48,800)
Transfers to loans held for sale	-	(280,062)	(3,076,427)
Total reductions	(1,938,478)	(5,117,094)	(12,083,889)
Transfers from loans held for sale	24,341	370,375	394,716
Net (decrease) increase	(337,264)	(3,414,171)	(6,688,183)
Balance, end of period	$21,920,946	$22,258,210	$21,920,946

Weighted average rate on production (1)	7.48%	7.64%	8.13%

(1) The weighted average rate on production presents contractual rates on a tax equivalent basis  and excludes amortized fees. Amortized fees added approximately 15 basis points to loan yields in 2023.

Loans and leases held for investment, net of deferred fees, decreased by $337.3 million, or 1.5% in the third quarter of 2023 to $21.9 billion at September 30, 2023. The overall decrease in the loans and leases balance for the third quarter of 2023 was due primarily to a decrease in commercial loans led by decreases in venture capital loans and asset-based loans.

The following table presents the composition of loans and leases held for investment by loan portfolio segment and class, net of deferred fees, as of the dates indicated:

	September 30, 2023		June 30, 2023		September 30, 2022
		% of		% of		% of
Loan and Lease Portfolio	Balance	Total	Balance	Total	Balance	Total
	(Dollars in thousands)
Real estate mortgage:
Commercial	$3,526,308	16%	$3,610,320	16%	$3,770,706	14%
Multi-family	5,279,659	24%	5,304,544	24%	5,510,876	20%
Other residential	5,228,524	24%	5,373,178	24%	5,883,182	21%
Total real estate mortgage	14,034,491	64%	14,288,042	64%	15,164,764	55%
Real estate construction and land:
Commercial	465,266	2%	415,997	2%	843,086	3%
Residential	2,272,271	10%	2,049,526	9%	2,916,415	10%
Total real estate construction and land	2,737,537	12%	2,465,523	11%	3,759,501	13%
Total real estate	16,772,028	76%	16,753,565	75%	18,924,265	68%
Commercial:
Asset-based	2,287,893	10%	2,357,098	11%	5,154,654	19%
Venture capital	1,464,160	7%	1,723,476	8%	2,001,086	7%
Other commercial	1,002,377	5%	1,014,212	4%	1,115,442	4%
Total commercial	4,754,430	22%	5,094,786	23%	8,271,182	30%
Consumer	394,488	2%	409,859	2%	464,594	2%
Total loans and leases held for investment, net of deferred fees	$21,920,946	100%	$22,258,210	100%	$27,660,041	100%

Total unfunded loan commitments	$5,289,221		$5,845,375		$11,227,234

Allowance for Credit Losses ON LOANS AND LEASES

The following tables present roll forwards of the allowance for credit losses on loans and leases for the periods indicated:

	Three Months Ended September 30, 2023
Allowance for Credit	Allowance for	Reserve for	Total
Losses on Loans and	Loan and	Unfunded Loan	Allowance for
Leases Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$219,234	$37,571	$256,805
Charge-offs	(6,695)	-	(6,695)
Recoveries	1,758	-	1,758
Net charge-offs	(4,937)	-	(4,937)
Provision	8,000	(8,000)	-
Ending balance	$222,297	$29,571	$251,868

	Three Months Ended June 30, 2023
Allowance for Credit	Allowance for	Reserve for	Total
Losses on Loans and	Loan and	Unfunded Loan	Allowance for
Leases Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$210,055	$75,571	$285,626
Civic loan sale charge-offs	(22,446)	-	(22,446)
Other charge-offs	(9,262)	-	(9,262)
Total charge-offs	(31,708)	-	(31,708)
Recoveries	887	-	887
Net charge-offs	(30,821)	-	(30,821)
Provision	40,000	(38,000)	2,000
Ending balance	$219,234	$37,571	$256,805

The following table presents allowance for credit losses information on loans and leases as of and for the dates and periods indicated:

Allowance for Credit Losses	September 30,	June 30,	Increase
on Loans and Leases	2023	2023	(Decrease)
	(Dollars in thousands)
Allowance for loan and lease losses	$222,297	$219,234	$3,063
Reserve for unfunded loan commitments	29,571	37,571	(8,000)
Allowance for credit losses	$251,868	$256,805	$(4,937)

Provision for credit losses (for the quarter)	$-	$2,000	$(2,000)
Net charge-offs (for the quarter)	$4,937	$30,821	$(25,884)
Net charge-offs to average loans and leases (for the quarter)	0.09%	0.46%
Allowance for loan and lease losses to loans and leases held for investment	1.01%	0.98%
Allowance for credit losses to loans and leases held for investment	1.15%	1.15%

The allowance for credit losses decreased by $4.9 million in the third quarter of 2023 to $251.9 million at September 30, 2023. This decrease was attributable mainly to lower reserves needed due to the decrease in loans and leases held for investment and unfunded loan commitments.

Net charge-offs over the trailing twelve months were $47.5 million, which resulted in net charge-offs to average loans and leases over the trailing twelve months of 0.19%.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	September 30,	June 30,	Increase
Credit Quality Metrics	2023	2023	(Decrease)
	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans and leases held for investment (1)	$125,396	$104,886	$20,510
Accruing loans contractually past due 90 days or more	-	-	-
Foreclosed assets, net	6,829	8,426	(1,597)
Total nonperforming assets ("NPAs")	$132,225	$113,312	$18,913

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.57%	0.47%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.60%	0.51%
Allowance for credit losses to nonaccrual loans and leases held for investment	200.9%	244.8%

Loan and Lease Credit Risk Ratings:
Pass	$21,349,720	$21,679,908	$(330,188)
Special mention	360,131	366,368	(6,237)
Classified	211,095	211,934	(839)
Total loans and leases held for investment, net of deferred fees	$21,920,946	$22,258,210	$(337,264)

Special mention loans and leases held for investment to loans and leases held for investment	1.64%	1.65%
Classified loans and leases held for investment to loans and leases held for investment	0.96%	0.95%

(1) Nonaccrual loans include SBA guaranteed amounts of $13.7 million at September 30, 2023 and $14.8 million at June 30, 2023.

Nonaccrual loans and leases increased by $20.5 million in the third quarter of 2023 to $125.4 million at September 30, 2023, due primarily to an increase in nonaccrual Civic loans. The increase is primarily due to a sale of non-performing Civic loans in the second quarter which made the balance at June 30, 2023, lower than normal.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by loan portfolio segment and class as of the dates indicated:

	September 30, 2023		June 30, 2023		Increase (Decrease)
		Accruing		Accruing		Accruing
		and 30-89		and 30-89		and 30-89
		Days Past		Days Past		Days Past
	Nonaccrual	Due	Nonaccrual	Due	Nonaccrual	Due
	(In thousands)
Real estate mortgage:
Commercial	$31,465	$13	$37,191	$-	$(5,726)	$13
Multi-family	-	-	-	-	-	-
Other residential	88,329	35,349	63,626	45,805	24,703	(10,456)
Total real estate mortgage	119,794	35,362	100,817	45,805	18,977	(10,443)
Real estate construction and land:
Commercial	-	-	-	-	-	-
Residential	-	-	-	-	-	-
Total real estate construction and land	-	-	-	-	-	-
Commercial:
Asset-based	363	-	385	-	(22)	-
Venture capital	2,001	-	-	1,845	2,001	(1,845)
Other commercial	3,031	411	3,479	147	(448)	264
Total commercial	5,395	411	3,864	1,992	1,531	(1,581)
Consumer	207	2,254	205	2,024	2	230
Total held for investment	$125,396	$38,027	$104,886	$49,821	$20,510	$(11,794)

Loans and leases accruing and 30-89 days past due generally fluctuate from period to period. The $11.8 million decrease to $38.0 million in the third quarter of 2023 was due mainly to a decrease in Civic delinquent loans.

CAPITAL

The following table presents capital ratios as of the dates indicated:

	September 30,	June 30,	September 30,
	2023	2023	2022
PacWest Bancorp Consolidated:
Common equity tier 1 capital ratio (1)	11.23%	11.16%	8.56%
Tier 1 capital ratio (1)	13.84%	13.70%	10.46%
Total capital ratio (1)	17.83%	17.61%	13.43%
Tier 1 leverage capital ratio (1)	8.65%	7.76%	8.63%
Risk-weighted assets (1) (in thousands)	$24,127,271	$24,771,837	$33,042,173
Tangible common equity ratio (2)	5.09%	5.24%	4.85%

(1) Capital information for September 30, 2023 is preliminary.

(2) Non-GAAP measure.

PACWEST BANCORP

PacWest is a bank holding company headquartered in Los Angeles, California, with an executive office in Denver, Colorado, with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). Pacific Western Bank is a relationship-based community bank focused on providing business banking and treasury management services to small, middle-market, and venture-backed businesses. The Bank offers a broad range of loan and lease and deposit products and services through full-service branches throughout California and in Durham, North Carolina and Denver, Colorado, and loan production offices around the country. For more information about PacWest Bancorp or Pacific Western Bank, visit www.pacwest.com.

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest (the “Company”) that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between PacWest and Banc of California, Inc. (“Banc of California”) including statements as to the expected timing, completion and effects of the proposed transaction. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of PacWest’s and Banc of California’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond the control of PacWest and Banc of California, which may cause actual results, performance, or achievements to differ materially from those expressed in them. Continued deterioration in general business, economic, and political conditions, geopolitical tensions, uncertainty in U.S. fiscal monetary policy, including the interest rate policies of the Federal Reserve Board, and volatility and disruptions in credit and capital markets could lead to a tightening of credit and an increase in credit losses, adversely affect PacWest’s revenues and the values of our assets and liabilities, increase stock price volatility, and adversely impact our ability to raise capital. In addition, PacWest and its results could be adversely affected by changes in interest rates, continued high inflation, and unemployment rates, our ability to attract and retain deposits and other sources of funding and liquidity particularly in a rising or high interest rate environment, the impact of bank failures or other adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks, the safety of deposits, and depositor behavior, the quality and composition of our deposits, deterioration in the credit quality of our loan portfolio or in the value of the collateral securing those loans, especially the risks associated with concentrations in real estate related loans, deterioration in the value of our investment securities as a result of rising interest rates or otherwise, our ability to successfully execute on our strategic plan and digital and innovation initiatives, the effectiveness of our risk management framework and quantitative models, legal and regulatory developments, the ability to complete, or any delays in completing, the proposed transaction between us and Banc of California, any failure to realize the anticipated benefits of the transaction when expected or at all, certain restrictions during the pendency of the proposed transaction that may impact our ability to pursue certain business opportunities or strategic transactions, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, and potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction and integration of the companies. We also caution that the amount and timing of any future common stock dividends will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission (the “SEC”).

All forward-looking statements in this communication are based on information available at the time the statement is made. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This communication is not a proxy statement or solicitation or a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of PacWest, Banc of California, or the combined company, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

This communication includes information relating to the proposed transaction between PacWest and Banc of California and the proposed investment in Banc of California by Warburg Pincus LLC and Centerbridge Partners, L.P. Banc of California filed a registration statement on Form S-4 with the SEC on August 28, 2023 (as amended on September 29, 2023, and further amended on October 16, 2023, and October 19, 2023) that the SEC declared effective on October 20, 2023, and in connection with PacWest’s and Banc of California’s solicitation of proxies for the vote by PacWest’s stockholders and Banc of California’s stockholders with respect to the proposed transaction, on October 23, 2023, PacWest and Banc of California commenced mailing of a definitive joint proxy statement/prospectus to holders of PacWest’s common stock and Banc of California’s common stock who, as of the applicable record date, are entitled to vote on the matters being considered at the PacWest stockholder meeting and at the Banc of California stockholder meeting, as applicable. PacWest or Banc of California may also file other documents with the SEC regarding the proposed transaction.

Before making any voting or investment decision, investors and security holders are urged to carefully read the entire registration statement and THE DEFINITIVE joint proxy statement/prospectus (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO), and any other relevant documents filed with the SEC, as well as any amendments or supplements to SUCH documents, CAREFULLY AND IN THEIR ENTIRETY because they will contain important information about the proposed transaction.

Investors and security holders are able to obtain free copies of the registration statement, the definitive joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by PacWest or Banc of California through the website maintained by the SEC at www.sec.gov.

The documents filed by PacWest or Banc of California with the SEC also may be obtained free of charge at PacWest’s or Banc of California’s website at www.pacwestbancorp.com, under the heading “SEC Filings,” or https://investors.bancofcal.com, under the heading “Financials and Filings,” respectively, or upon written request to PacWest, Attention: Investor Relations, 9701 Wilshire Boulevard, Suite 700, Beverly Hills, CA 90212 or Banc of California, Attention: Investor Relations, 3 MacArthur Place, Santa Ana, CA 92707, respectively.

Participants in Solicitation

PacWest and Banc of California and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from PacWest’s stockholders or Banc of California’s stockholders in connection with the proposed transaction under the rules of the SEC. PacWest’s stockholders, Banc of California’s stockholders, and other interested persons are able to obtain, without charge, more detailed information regarding the names, affiliations and interests of directors and executive officers of PacWest and Banc of California in Banc of California’s registration statement on Form S-4, as well other documents filed by PacWest or Banc of California from time to time with the SEC. Other information regarding persons who may, under the rules of the SEC, be deemed the participants in the proxy solicitation of PacWest’s or Banc of California’s stockholders in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, is included in the definitive joint proxy statement/prospectus filed with the SEC and may be contained in other relevant materials to be filed with the SEC regarding the proposed transaction. You may obtain free copies of these documents at the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by PacWest or Banc of California will also be available free of charge from PacWest or Banc of California using the contact information above.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	September 30,	June 30,	September 30,
	2023	2023	2022
	(Dollars in thousands, except per share amounts)
ASSETS:
Cash and due from banks	$182,261	$208,300	$216,436
Interest-earning deposits in financial institutions	5,887,406	6,489,847	2,244,272
Total cash and cash equivalents	6,069,667	6,698,147	2,460,708

Securities available-for-sale, at estimated fair value	4,487,172	4,708,519	5,891,328
Securities held-to-maturity, at amortized cost, net of allowance for credit losses	2,282,586	2,278,202	2,264,601
Federal Home Loan Bank stock, at cost	17,250	17,250	36,990
Total investment securities	6,787,008	7,003,971	8,192,919

Loans held for sale	188,866	478,146	15,534

Gross loans and leases held for investment	21,969,789	22,311,292	27,775,962
Deferred fees, net	(48,843)	(53,082)	(115,921)
Total loans and leases held for investment, net of deferred fees	21,920,946	22,258,210	27,660,041
Allowance for loan and lease losses	(222,297)	(219,234)	(189,327)
Total loans and leases held for investment, net	21,698,649	22,038,976	27,470,714

Equipment leased to others under operating leases	352,330	380,022	338,691
Premises and equipment, net	50,236	57,078	50,781
Foreclosed assets, net	6,829	8,426	2,967
Goodwill	-	-	1,405,736
Core deposit and customer relationship intangibles, net	24,192	26,581	34,010
Deferred tax asset, net	506,248	426,304	321,650
Other assets	1,193,808	1,219,599	1,110,882
Total assets	$36,877,833	$38,337,250	$41,404,592

LIABILITIES:
Noninterest-bearing deposits	$5,579,033	$6,055,358	$12,775,756
Interest-bearing deposits	21,019,648	21,841,725	21,420,116
Total deposits	26,598,681	27,897,083	34,195,872
Borrowings	6,294,525	6,357,338	1,864,815
Subordinated debt	870,896	870,378	863,379
Accrued interest payable and other liabilities	714,454	679,256	604,581
Total liabilities	34,478,556	35,804,055	37,528,647
STOCKHOLDERS' EQUITY (1)	2,399,277	2,533,195	3,875,945
Total liabilities and stockholders’ equity	$36,877,833	$38,337,250	$41,404,592

Book value per common share	$15.84	$16.93	$28.07
Tangible book value per common share (2)	$15.64	$16.71	$16.11
Common shares outstanding	119,967,984	120,169,012	120,314,023

(1) Includes net unrealized loss on:
Securities available-for-sale, net	$(691,557)	$(583,684)	$(637,346)
Securities held to maturity	$(187,275)	$(193,058)	$(210,868)
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022

	(In thousands, except per share amounts)
Interest income:
Loans and leases	$310,392	$408,972	$346,550	$1,150,049	$907,595
Investment securities	45,326	44,153	53,135	133,716	159,459
Deposits in financial institutions	90,366	86,763	10,359	219,995	16,412
Total interest income	446,084	539,888	410,044	1,503,760	1,083,466

Interest expense:
Deposits	205,982	178,789	61,288	540,663	82,858
Borrowings	94,234	160,914	3,081	324,270	5,683
Subordinated debt	15,139	14,109	10,494	42,750	27,102
Total interest expense	315,355	353,812	74,863	907,683	115,643

Net interest income	130,729	186,076	335,181	596,077	967,823
Provision for credit losses	-	2,000	3,000	5,000	14,500
Net interest income after provision for credit losses	130,729	184,076	332,181	591,077	953,323

Noninterest income:
Service charges on deposit accounts	4,018	4,315	3,608	11,906	10,813
Other commissions and fees	7,641	11,241	10,034	29,226	32,427
Leased equipment income	14,554	22,387	12,835	50,798	38,264
(Loss) gain on sale of loans and leases	(1,901)	(158,881)	58	(157,820)	130
Gain (loss) on sale of securities	-	-	86	-	(1,019)
Dividends and gains (losses) on equity investments	3,837	2,658	3,228	7,593	(4,050)
Warrant (loss) income	(88)	(124)	292	(545)	2,536
LOCOM HFS adjustment	307	(11,943)	-	(11,636)	-
Other income	15,440	2,265	8,478	22,595	14,682
Total noninterest income (loss)	43,808	(128,082)	38,619	(47,883)	93,783

Noninterest expense:
Compensation	71,642	82,881	105,933	242,999	300,715
Occupancy	15,293	15,383	15,574	45,743	46,042
Data processing	11,104	10,963	9,568	33,005	28,455
Other professional services	5,597	9,973	10,674	21,643	23,354
Insurance and assessments	38,298	25,635	7,159	75,650	18,281
Intangible asset amortization	2,389	2,389	3,649	7,189	10,947
Leased equipment depreciation	8,333	9,088	8,908	26,796	27,031
Foreclosed assets (income) expense, net	(609)	2	(248)	(244)	(3,629)
Acquisition, integration and reorganization costs	9,925	12,394	-	30,833	-
Customer related expense	26,971	27,302	12,673	78,278	37,076
Loan expense	4,243	5,245	6,228	16,012	18,422
Goodwill impairment	-	-	-	1,376,736	-
Other expense	7,917	119,182	15,500	139,903	39,995
Total noninterest expense	201,103	320,437	195,618	2,094,543	546,689

(Loss) earnings before income taxes	(26,566)	(264,443)	175,182	(1,551,349)	500,417
Income tax (benefit) expense	(3,222)	(67,029)	43,566	(135,167)	126,313
Net (loss) earnings	(23,344)	(197,414)	131,616	(1,416,182)	374,104
Preferred stock dividends	9,947	9,947	9,392	29,841	9,392
Net (loss) earnings available to common stockholders	$(33,291)	$(207,361)	$122,224	$(1,446,023)	$364,712

Basic and diluted (loss) earnings per common share	$(0.28)	$(1.75)	$1.02	$(12.23)	$3.04
Dividends declared and paid per common share	$0.01	$0.01	$0.25	$0.27	$0.75

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost

	(Dollars in thousands)
Assets:
Loans and leases (1)(2)(3)	$22,226,390	$310,392	5.54%	$26,992,283	$408,972	6.08%	$27,038,873	$348,639	5.12%
Investment securities (3)	6,919,948	45,326	2.60%	7,183,986	44,153	2.47%	8,803,349	54,423	2.45%
Deposits in financial institutions	6,645,335	90,366	5.40%	6,835,075	86,763	5.09%	1,809,809	10,359	2.27%
Total interest-earning assets (1)	35,791,673	446,084	4.94%	41,011,344	539,888	5.28%	37,652,031	413,421	4.36%
Other assets	2,016,085			2,028,985			3,189,241
Total assets	$37,807,758			$43,040,329			$40,841,272

Liabilities and Stockholders' Equity:
Interest checking	$6,983,013	57,237	3.25%	$6,601,034	46,798	2.84%	$6,650,477	19,475	1.16%
Money market	5,662,980	42,516	2.98%	6,590,615	47,008	2.86%	10,914,027	31,780	1.16%
Savings	1,163,827	10,255	3.50%	733,818	3,678	2.01%	649,574	42	0.03%
Time	7,801,880	95,974	4.88%	7,492,094	81,305	4.35%	3,000,187	9,991	1.32%
Total interest-bearing deposits	21,611,700	205,982	3.78%	21,417,561	178,789	3.35%	21,214,265	61,288	1.15%
Borrowings	6,325,537	94,234	5.91%	11,439,742	160,914	5.64%	505,482	3,081	2.42%
Subordinated debt	870,968	15,139	6.90%	869,419	14,109	6.51%	863,719	10,494	4.82%
Total interest-bearing liabilities	28,808,205	315,355	4.34%	33,726,722	353,812	4.21%	22,583,466	74,863	1.32%
Noninterest-bearing demand deposits	5,817,488			5,968,625			13,653,177
Other liabilities	701,355			625,610			593,450
Total liabilities	35,327,048			40,320,957			36,830,093
Stockholders' equity	2,480,710			2,719,372			4,011,179
Total liabilities and stockholders' equity	$37,807,758			$43,040,329			$40,841,272
Net interest income (1)		$130,729			$186,076			$338,558
Net interest spread (1)			0.60%			1.07%			3.04%
Net interest margin (1)			1.45%			1.82%			3.57%

Total deposits (4)	$27,429,188	$205,982	2.98%	$27,386,186	$178,789	2.62%	$34,867,442	$61,288	0.70%

(1) Tax equivalent.

(2) Includes net loan premium amortization of $1.7 million, $1.6 million, and $3.8 million for the three months ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively.

(3) Includes tax-equivalent adjustments of $0.0 million, $0.0 million, and $2.1 million for the three months ended September 30, 2023, June 30, 2023, and September 30, 2022 related to tax-exempt income on loans. Includes tax-equivalent adjustments of $0.0 million, $0.0 million, and $1.3 million for the three months ended September 30, 2023, June 30, 2023, and September 30, 2022 related to tax-exempt income on investment securities. The federal statutory tax rate utilized was 21%.

(4) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits.The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022

	(Dollars in thousands, except per share amounts)
ASSETS:
Cash and due from banks	$182,261	$208,300	$218,830	$212,273	$216,436
Interest-earning deposits in financial institutions	5,887,406	6,489,847	6,461,306	2,027,949	2,244,272
Total cash and cash equivalents	6,069,667	6,698,147	6,680,136	2,240,222	2,460,708

Securities available-for-sale	4,487,172	4,708,519	4,848,607	4,843,487	5,891,328
Securities held-to-maturity	2,282,586	2,278,202	2,273,650	2,269,135	2,264,601
Federal Home Loan Bank stock	17,250	17,250	147,150	34,290	36,990
Total investment securities	6,787,008	7,003,971	7,269,407	7,146,912	8,192,919

Loans held for sale	188,866	478,146	2,796,208	65,076	15,534

Gross loans and leases held for investment	21,969,789	22,311,292	25,770,912	28,726,016	27,775,962
Deferred fees, net	(48,843)	(53,082)	(98,531)	(116,887)	(115,921)
Total loans and leases held for investment, net of deferred fees	21,920,946	22,258,210	25,672,381	28,609,129	27,660,041
Allowance for loan and lease losses	(222,297)	(219,234)	(210,055)	(200,732)	(189,327)
Total loans and leases held for investment, net	21,698,649	22,038,976	25,462,326	28,408,397	27,470,714

Equipment leased to others under operating leases	352,330	380,022	399,972	404,245	338,691
Premises and equipment, net	50,236	57,078	60,358	54,315	50,781
Foreclosed assets, net	6,829	8,426	2,135	5,022	2,967
Goodwill	-	-	-	1,376,736	1,405,736
Core deposit and customer relationship intangibles, net	24,192	26,581	28,970	31,381	34,010
Deferred tax asset, net	506,248	426,304	342,557	281,848	321,650
Other assets	1,193,808	1,219,599	1,260,912	1,214,782	1,110,882
Total assets	$36,877,833	$38,337,250	$44,302,981	$41,228,936	$41,404,592

LIABILITIES:
Noninterest-bearing deposits	$5,579,033	$6,055,358	$7,030,759	$11,212,357	$12,775,756
Interest-bearing deposits	21,019,648	21,841,725	21,156,802	22,723,977	21,420,116
Total deposits	26,598,681	27,897,083	28,187,561	33,936,334	34,195,872
Borrowings	6,294,525	6,357,338	11,881,712	1,764,030	1,864,815
Subordinated debt	870,896	870,378	868,815	867,087	863,379
Accrued interest payable and other liabilities	714,454	679,256	593,416	710,954	604,581
Total liabilities	34,478,556	35,804,055	41,531,504	37,278,405	37,528,647
STOCKHOLDERS' EQUITY (1)	2,399,277	2,533,195	2,771,477	3,950,531	3,875,945
Total liabilities and stockholders’ equity	$36,877,833	$38,337,250	$44,302,981	$41,228,936	$41,404,592

Book value per common share	$15.84	$16.93	$18.90	$28.71	$28.07
Tangible book value per common share (2)	$15.64	$16.71	$18.66	$17.00	$16.11
Common shares outstanding	119,967,984	120,169,012	120,244,214	120,222,057	120,314,023

(1) Includes net unrealized loss on:
Securities available-for-sale, net	$(691,557)	$(583,684)	$(537,307)	$(586,450)	$(637,346)
Securities held to maturity	$(187,275)	$(193,058)	$(198,753)	$(204,453)	$(210,868)
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS (LOSS)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022

	(In thousands, except per share amounts)
Interest income:
Loans and leases	$310,392	$408,972	$430,685	$404,985	$346,550
Investment securities	45,326	44,153	44,237	50,292	53,135
Deposits in financial institutions	90,366	86,763	42,866	17,746	10,359
Total interest income	446,084	539,888	517,788	473,023	410,044

Interest expense:
Deposits	205,982	178,789	155,892	117,591	61,288
Borrowings	94,234	160,914	69,122	19,962	3,081
Subordinated debt	15,139	14,109	13,502	12,531	10,494
Total interest expense	315,355	353,812	238,516	150,084	74,863

Net interest income	130,729	186,076	279,272	322,939	335,181
Provision for credit losses	-	2,000	3,000	10,000	3,000
Net interest income after provision for credit losses	130,729	184,076	276,272	312,939	332,181

Noninterest income:
Service charges on deposit accounts	4,018	4,315	3,573	3,178	3,608
Other commissions and fees	7,641	11,241	10,344	11,208	10,034
Leased equipment income	14,554	22,387	13,857	12,322	12,835
(Loss) gain on sale of loans and leases	(1,901)	(158,881)	2,962	388	58
(Loss) gain on sale of securities	-	-	-	(49,302)	86
Dividends and gains on equity investments	3,837	2,658	1,098	661	3,228
Warrant (loss) income	(88)	(124)	(333)	(46)	292
LOCOM HFS adjustment	307	(11,943)	-	-	-
Other income	15,440	2,265	4,890	2,635	8,478
Total noninterest income (loss)	43,808	(128,082)	36,391	(18,956)	38,619

Noninterest expense:
Compensation	71,642	82,881	88,476	106,124	105,933
Occupancy	15,293	15,383	15,067	14,922	15,574
Data processing	11,104	10,963	10,938	9,722	9,568
Other professional services	5,597	9,973	6,073	6,924	10,674
Insurance and assessments	38,298	25,635	11,717	7,205	7,159
Intangible asset amortization	2,389	2,389	2,411	2,629	3,649
Leased equipment depreciation	8,333	9,088	9,375	8,627	8,908
Foreclosed assets (income) expense, net	(609)	2	363	(108)	(248)
Acquisition, integration and reorganization costs	9,925	12,394	8,514	5,703	-
Customer related expense	26,971	27,302	24,005	18,197	12,673
Loan expense	4,243	5,245	6,524	6,150	6,228
Goodwill impairment	-	-	1,376,736	29,000	-
Other expense	7,917	119,182	12,804	11,737	15,500
Total noninterest expense	201,103	320,437	1,573,003	226,832	195,618

(Loss) earnings before income taxes	(26,566)	(264,443)	(1,260,340)	67,151	175,182
Income tax (benefit) expense	(3,222)	(67,029)	(64,916)	17,642	43,566
Net (loss) earnings	(23,344)	(197,414)	(1,195,424)	49,509	131,616
Preferred stock dividends	9,947	9,947	9,947	9,947	9,392
Net (loss) earnings available to common stockholders	$(33,291)	$(207,361)	$(1,205,371)	$39,562	$122,224

Basic and diluted (loss) earnings per common share	$(0.28)	$(1.75)	$(10.22)	$0.33	$1.02
Dividends declared and paid per common share	$0.01	$0.01	$0.25	$0.25	$0.25

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022

	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	(0.24)%	(1.84)%	(11.34)%	0.48%	1.28%
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR") return on average assets (1)(2)	(0.28)%	(2.45)%	1.13%	1.02%	1.73%
Return on average equity (1)	(3.73)%	(29.12)%	(121.24)%	5.04%	13.02%
Return on average tangible common equity (1)(2)	(6.33)%	(37.62)%	14.45%	12.71%	23.93%
Efficiency ratio	108.5%	527.0%	58.2%	53.3%	51.0%
Noninterest expense as a percentage of average assets (1)	2.11%	2.99%	14.92%	2.19%	1.90%

Average Yields/Costs (1):
Yield on:
Average loans and leases (3)	5.54%	6.08%	6.14%	5.73%	5.12%
Average investment securities (3)	2.60%	2.47%	2.49%	2.57%	2.45%
Average interest-earning assets (3)	4.94%	5.28%	5.35%	4.98%	4.36%
Cost of:
Average interest-bearing deposits	3.78%	3.35%	2.91%	2.14%	1.15%
Average total deposits	2.98%	2.62%	1.98%	1.37%	0.70%
Average interest-bearing liabilities	4.34%	4.21%	3.47%	2.45%	1.32%
Net interest spread (3)	0.60%	1.07%	1.88%	2.53%	3.04%
Net interest margin (3)	1.45%	1.82%	2.89%	3.41%	3.57%

Average Balances:
Assets:
Loans and leases, net of deferred fees	$22,226,390	$26,992,283	$28,583,265	$28,192,953	$27,038,873
Investment securities	6,919,948	7,183,986	7,191,362	7,824,915	8,803,349
Deposits in financial institutions	6,645,335	6,835,075	3,682,228	1,881,950	1,809,809
Interest-earning assets	35,791,673	41,011,344	39,456,855	37,899,818	37,652,031
Total assets	37,807,758	43,040,329	42,768,714	41,151,963	40,841,272
Liabilities:
Noninterest-bearing deposits	5,817,488	5,968,625	10,233,434	12,325,902	13,653,177
Interest-bearing deposits	21,611,700	21,417,561	21,742,403	21,760,402	21,214,265
Total deposits	27,429,188	27,386,186	31,975,837	34,086,304	34,867,442
Borrowings	6,325,537	11,439,742	5,289,429	1,675,738	505,482
Subordinated debt	870,968	869,419	867,637	864,581	863,719
Interest-bearing liabilities	28,808,205	33,726,722	27,899,469	24,300,721	22,583,466
Stockholders' equity	2,480,710	2,719,372	3,998,687	3,898,800	4,011,179

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022

	(Dollars in thousands, except per share amounts)
Credit Quality Metrics for Loans and Leases Held for Investment:
Nonaccrual loans and leases	$125,396	$104,886	$87,124	$103,778	$89,742
Nonperforming assets	132,225	113,312	89,259	108,800	92,709
Special mention loans and leases	360,131	366,368	580,153	566,259	463,994
Classified loans and leases	211,095	211,934	132,423	118,271	96,685
Allowance for loan and lease losses	222,297	219,234	210,055	200,732	189,327
Allowance for credit losses	251,868	256,805	285,626	291,803	284,398
For the quarter:
Provision for credit losses	-	2,000	3,000	10,000	3,000
Net charge-offs	4,937	30,821	9,177	2,595	2,378

Nonaccrual loans and leases to loans and leases	0.57%	0.47%	0.34%	0.36%	0.32%
Nonperforming assets to loans and leases and foreclosed assets	0.60%	0.51%	0.35%	0.38%	0.34%
Special mention loans and leases to loans and leases	1.64%	1.65%	2.26%	1.98%	1.68%
Classified loans and leases to loans and leases	0.96%	0.95%	0.52%	0.41%	0.35%
Allowance for loan and lease losses to loans and leases	1.01%	0.98%	0.82%	0.70%	0.68%
Allowance for credit losses to loans and leases	1.15%	1.15%	1.11%	1.02%	1.03%
Allowance for credit losses to nonaccrual loans and leases	200.86%	244.84%	327.84%	281.18%	316.91%
Net charge-offs to average loans and leases	0.09%	0.46%	0.13%	0.04%	0.03%
Trailing 12 months net charge-offs to average loans and leases	0.19%	0.17%	0.05%	0.02%	0.01%

PacWest Bancorp Consolidated:
Common equity tier 1 capital ratio (1)	11.23%	11.16%	9.21%	8.70%	8.56%
Tier 1 capital ratio (1)	13.84%	13.70%	11.15%	10.61%	10.46%
Total capital ratio (1)	17.83%	17.61%	14.21%	13.61%	13.43%
Tier 1 leverage capital ratio (1)	8.65%	7.76%	8.33%	8.61%	8.63%
Risk-weighted assets (1)	$24,127,271	$24,771,837	$32,507,454	$33,030,960	$33,042,173

Equity to assets ratio	6.51%	6.61%	6.26%	9.58%	9.36%
Tangible common equity ratio (2)	5.09%	5.24%	5.07%	5.13%	4.85%
Book value per common share	$15.84	$16.93	$18.90	$28.71	$28.07
Tangible book value per common share (2)	$15.64	$16.71	$18.66	$17.00	$16.11

Pacific Western Bank:
Common equity tier 1 capital ratio (1)	13.73%	13.48%	10.89%	10.32%	10.17%
Tier 1 capital ratio (1)	13.73%	13.48%	10.89%	10.32%	10.17%
Total capital ratio (1)	16.37%	16.07%	12.94%	12.34%	12.16%
Tier 1 leverage capital ratio (1)	8.57%	7.62%	8.14%	8.39%	8.39%

(1) Capital information for September 30, 2023 is preliminary.

(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) Pre-provision, pre-goodwill impairment, pre-tax net revenue (“PPNR”), (2) PPNR return on average assets (3) return on average tangible common equity, (4) tangible common equity ratio, and (5) tangible book value per common share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. In particular, the use of PPNR, return on average tangible common equity, tangible common equity ratio, and tangible book value per common share is prevalent among banking regulators, investors, and analysts. Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures (or those calculated from GAAP measures) of: (1) net earnings, (2) return on average assets, (3) return on average equity, (4) equity to assets ratio, (5) book value per common share, and (6) efficiency ratio.

The Company recorded significant non-operating charges in the three months ended September 30, 2023, June 30, 2023, and March 31, 2023, and nine months ended September 30, 2023. Thus, to supplement information regarding the Company’s operational performance and to enhance investors’ overall understanding of such performance, this press release includes non-GAAP financial measures for (1) adjusted return on average tangible common equity, (2) adjusted earnings, (3) adjusted earnings per share, (4) adjusted return on average assets, and (5) adjusted efficiency ratio. These measures help the reader to compare the recent periods with the historical periods more readily. These non-GAAP financial measures should not be considered a substitute for financial measures presented in accordance with GAAP and may be different from the non-GAAP financial measures used by other companies.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended			Nine Months Ended
PPNR and PPNR Return	September 30,	June 30,	September 30,	September 30,
on Average Assets	2023	2023	2022	2023	2022

	(Dollars in thousands)
Net (loss) earnings	$(23,344)	$(197,414)	$131,616	$(1,416,182)	$374,104

Net interest income	$130,729	$186,076	$335,181	$596,077	$967,823
Add: Noninterest income (loss)	43,808	(128,082)	38,619	(47,883)	93,783
Less: Noninterest expense	(201,103)	(320,437)	(195,618)	(2,094,543)	(546,689)
Add: Goodwill impairment	-	-	-	1,376,736	-
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR")	$(26,566)	$(262,443)	$178,182	$(169,613)	$514,917

Average assets	$37,807,758	$43,040,329	$40,841,272	$41,187,428	$40,255,665

Return on average assets (1)	(0.24)%	(1.84)%	1.28%	(4.60)%	1.24%
PPNR return on average assets (2)	(0.28)%	(2.45)%	1.73%	(0.55)%	1.71%

(1)	Annualized net (loss) earnings divided by average assets.
(2)	Annualized PPNR divided by average assets.

	Three Months Ended			Nine Months Ended
Return on Average	September 30,	June 30,	September 30,	September 30,
Tangible Common Equity	2023	2023	2022	2023	2022

	(Dollars in thousands)
Net (loss) earnings	$(23,344)	$(197,414)	$131,616	$(1,416,182)	$374,104

(Loss) earnings before income taxes	$(26,566)	$(264,443)	$175,182	$(1,551,349)	$500,417
Add: Goodwill impairment	-	-	-	1,376,736	-
Add: Intangible asset amortization	2,389	2,389	3,649	7,189	10,947
Adjusted (loss) earnings before income taxes	(24,177)	(262,054)	178,831	(167,424)	511,364
Adjusted income tax expense (1)	(2,925)	(66,300)	44,529	(64,793)	128,864
Adjusted net (loss) earnings	(21,252)	(195,754)	134,302	(102,631)	382,500
Less: Preferred stock dividends	9,947	9,947	9,392	29,841	9,392
Adjusted net (loss) earnings available to common stockholders	$(31,199)	$(205,701)	$124,910	$(132,472)	$373,108

Average stockholders' equity	$2,480,710	$2,719,372	$4,011,179	$3,060,696	$3,837,609
Less: Average intangible assets	25,499	27,824	1,441,689	476,721	1,445,332
Less: Average preferred stock	498,516	498,516	498,516	498,516	213,698
Average tangible common equity	$1,956,695	$2,193,032	$2,070,974	$2,085,459	$2,178,579

Return on average equity (2)	(3.73)%	(29.12)%	13.02%	(61.86)%	13.03%
Return on average tangible common equity (3)	(6.33)%	(37.62)%	23.93%	(8.49)%	22.90%

(1)	Effective tax rates of 12.1%, 25.3%, and 24.9% used for three months ended September 30, 2023, June 30, 2023, and September 30, 2022. Adjusted effective tax rate of 38.7% used to normalize the effect of goodwill impairment for nine months ended September 30, 2023; effective tax rate of 25.2% used for nine months ended September 30, 2022.

(2)	Annualized net (loss) earnings divided by average stockholders' equity.
(3)	Annualized adjusted net (loss) earnings available to common stockholders divided by average tangible common equity.

	Three Months Ended			Nine Months Ended
Adjusted Return on Average	September 30,	June 30,	September 30,	September 30,
Tangible Common Equity	2023	2023	2022	2023	2022

	(Dollars in thousands)
(Loss) earnings before income taxes	$(26,566)	$(264,443)	$175,182	$(1,551,349)	$500,417
Add: Goodwill impairment	-	-	-	1,376,736	-
Add: Intangible asset amortization	2,389	2,389	3,649	7,189	10,947
Add: Acquisition, integration, and reorganization costs	9,925	12,394	-	30,833	-
Less: Legal recovery	(14,500)	-	-	(14,500)	-
Add: Loan fair value loss adjustments	-	170,971	-	170,971	-
Add: Unfunded commitments fair value loss adjustments	-	106,767	-	106,767	-
Add: Civic loan sale charge-offs	-	22,446	-	22,446	-
Adjusted (loss) earnings before income taxes	(28,752)	50,524	178,831	149,093	511,364
Adjusted income tax expense (1)	(3,479)	12,783	44,529	57,699	128,864
Adjusted (loss) net earnings	(25,273)	37,741	134,302	91,394	382,500
Less: Preferred stock dividends	9,947	9,947	9,392	29,841	9,392
Adjusted net (loss) earnings available to common stockholders	$(35,220)	$27,794	$124,910	$61,553	$373,108

Average stockholders' equity	$2,480,710	$2,719,372	$4,011,179	$3,060,696	$3,837,609
Less: Average intangible assets	25,499	27,824	1,441,689	476,721	1,445,332
Less: Average preferred stock	498,516	498,516	498,516	498,516	213,698
Average tangible common equity	$1,956,695	$2,193,032	$2,070,974	$2,085,459	$2,178,579

Adjusted return on average tangible common equity (2)	(7.14)%	5.08%	23.93%	3.95%	22.90%

(1)	Effective tax rates of 12.1%, 25.3%, and 24.9% used for three months ended September 30, 2023, June 30, 2023, and September 30, 2022. Adjusted effective tax rate of 38.7% used to normalize the effect of goodwill impairment for nine months ended September 30, 2023; effective tax rate of 25.2% used for nine months ended September 30, 2022.

(2)	Annualized adjusted net (loss) earnings available to common stockholders divided by average tangible common equity.

Tangible Common Equity Ratio/
Tangible Book Value Per	September 30,	June 30,	March 31,	December 31,	September 30,
Common Share	2023	2023	2023	2022	2022

	(Dollars in thousands, except per share amounts)
Stockholders' equity	$2,399,277	$2,533,195	$2,771,477	$3,950,531	$3,875,945
Less: Preferred stock	498,516	498,516	498,516	498,516	498,516
Total common equity	1,900,761	2,034,679	2,272,961	3,452,015	3,377,429
Less: Intangible assets	24,192	26,581	28,970	1,408,117	1,439,746
Tangible common equity	$1,876,569	$2,008,098	$2,243,991	$2,043,898	$1,937,683

Total assets	$36,877,833	$38,337,250	$44,302,981	$41,228,936	$41,404,592
Less: Intangible assets	24,192	26,581	28,970	1,408,117	1,439,746
Tangible assets	$36,853,641	$38,310,669	$44,274,011	$39,820,819	$39,964,846

Equity to assets ratio	6.51%	6.61%	6.26%	9.58%	9.36%
Tangible common equity ratio (1)	5.09%	5.24%	5.07%	5.13%	4.85%
Book value per common share (2)	$15.84	$16.93	$18.90	$28.71	$28.07
Tangible book value per common share (3)	$15.64	$16.71	$18.66	$17.00	$16.11
Common shares outstanding	119,967,984	120,169,012	120,244,214	120,222,057	120,314,023

(1)	Tangible common equity divided by tangible assets.
(2)	Total common equity divided by common shares outstanding.
(3)	Tangible common equity divided by common shares outstanding.

	Three Months Ended			Nine Months Ended
Adjusted Earnings, Earnings Per	September 30,	June 30,	September 30,	September 30,
Share, and Return on Average Assets	2023	2023	2022	2023	2022

	(In thousands, except per share amounts)
(Loss) earnings before income taxes	$(26,566)	$(264,443)	$175,182	$(1,551,349)	$500,417
Add: Goodwill impairment	-	-	-	1,376,736	-
Add: Acquisition, integration, and reorganization costs	9,925	12,394	-	30,833	-
Add: Loan fair value loss adjustments	-	170,971	-	170,971	-
Add: Unfunded commitments fair value loss adjustments	-	106,767	-	106,767	-
Add: Civic loan sale charge-offs	-	22,446	-	22,446	-
Less: Legal recovery	(14,500)	-	-	(14,500)	-
Adjusted (loss) earnings before income taxes	(31,141)	48,135	175,182	141,904	500,417
Adjusted income tax expense (1)	(3,768)	12,178	43,566	54,917	126,313
Adjusted (loss) earnings	(27,373)	35,957	131,616	86,987	374,104
Less: Preferred stock dividends	(9,947)	(9,947)	(9,392)	(29,841)	(9,392)
Adjusted (loss) earnings available to common stockholders	(37,320)	26,010	122,224	57,146	364,712
Less: Earnings allocated to unvested restricted stock	374	(313)	(2,331)	(249)	(6,721)
Adjusted (loss) earnings allocated to common shares	$(36,946)	$25,697	$119,893	$56,897	$357,991

Weighted average shares outstanding	118,558	118,255	117,786	118,250	117,567

Adjusted diluted (loss) earnings per common share (2)	$(0.31)	$0.22	$1.02	$0.48	$3.04

Average assets	$37,807,758	$43,040,329	$40,841,272	$41,187,428	$40,255,665

Adjusted return on average assets (3)	(0.29)%	0.34%	1.28%	0.28%	1.24%

(1)	Effective tax rates of 12.1%, 25.3%, and 24.9% used for three months ended September 30, 2023, June 30, 2023, and September 30, 2022. Adjusted effective tax rate of 38.7% used to normalize the effect of goodwill impairment for nine months ended September 30, 2023; effective tax rate of 25.2% used for nine months ended September 30, 2022.

(2)	Adjusted (loss) earnings allocated to common shares divided by weighted average shares outstanding.
(3)	Annualized adjusted (loss) earnings divided by average assets.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Adjusted Efficiency Ratio	2023	2023	2022	2023	2022

	(Dollars in thousands)
Noninterest expense	$201,103	$320,437	$195,618	$2,094,543	$546,689
Less: Intangible asset amortization	2,389	2,389	3,649	7,189	10,947
Less: Foreclosed assets expense (income), net	(609)	2	(248)	(244)	(3,629)
Less: Goodwill impairment	-	-	-	1,376,736	-
Less: Acquisition, integration, and reorganization costs	9,925	12,394	-	30,833	-
Noninterest expense used for efficiency ratio	189,398	305,652	192,217	680,029	539,371
Less: Unfunded commitments fair value loss adjustments	-	106,767	-	106,767	-
Noninterest expense used for adjusted efficiency ratio	$189,398	$198,885	$192,217	$573,262	$539,371

Net interest income (tax equivalent)	$130,729	$186,076	$338,558	$598,421	$979,010
Noninterest income (loss)	43,808	(128,082)	38,619	(47,883)	93,783
Net revenues	174,537	57,994	377,177	550,538	1,072,793
Less: Gain (loss) on sale of securities	-	-	86	-	(1,019)
Net revenues used for efficiency ratio	174,537	57,994	377,091	550,538	1,073,812
Less: Legal recovery	(14,500)	-	-	(14,500)	-
Add: Loan fair value loss adjustments	-	170,971	-	170,971	-
Net revenues used for adjusted efficiency ratio	$160,037	$228,965	$377,091	$707,009	$1,073,812

Efficiency ratio (1)	108.5%	527.0%	51.0%	123.5%	50.2%
Adusted efficiency ratio (2)	118.3%	86.9%	51.0%	81.1%	50.2%

(1) Noninterest expense used for efficiency ratio divided by net revenues used for efficiency ratio.

(2) Noninterest expense used for adjusted efficiency ratio divided by net revenues used for adjusted efficiency ratio.

Non-GAAP Adjustment	Location on Income Statement
Legal recovery	Other income

Loan fair value loss adjustments	(Loss) gain on sale of loans and leases/LOCOM HFS adjustment

Civic loan sale charge-offs	Provision for credit losses

Acquisition, integration, and reorganization costs	Acquisition, integration, and reorganization costs

Unfunded commitments fair value loss adjustments	Other expense

CONTACTS

Kevin L. Thompson Executive Vice President, Chief Financial Officer 303.802.8934	William J. Black Executive Vice President, Strategy and Corporate Development 919.597.7466

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